Exhibit 99.5

AMENDED AND RESTATED SECURITY AGREEMENT

(LEASE NO. 2)

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is entered into as of this 4th day of August, 2009, by FIVE STAR QUALITY CARE TRUST, a Maryland business trust, FS COMMONWEALTH LLC, a Maryland limited liability company, FS PATRIOT LLC, a Maryland limited liability company, and FS TENANT HOLDING COMPANY TRUST, a Maryland business trust (collectively, “Tenant”), and CCC FINANCING I TRUST, a Maryland business trust, CCC OF KENTUCKY TRUST, a Maryland business trust, CCC PUEBLO NORTE TRUST, a Maryland business trust, CCC INVESTMENTS I, L.L.C., a Delaware limited liability company, CCDE SENIOR LIVING LLC, a Delaware limited liability company, CCOP SENIOR LIVING LLC, a Delaware limited liability company, CCC FINANCING LIMITED, L.P., a Delaware limited partnership, CCC RETIREMENT COMMUNITIES II, L.P., a Delaware partnership, HRES1 PROPERTIES TRUST, a Maryland real estate investment trust, LEISURE PARK VENTURE LIMITED PARTNERSHIP, a Delaware limited partnership, O.F.C. CORPORATION, an Indiana corporation, SNH CHS PROPERTIES TRUST, a Maryland real estate investment trust, SNH SOMERFORD PROPERTIES TRUST, a Maryland real estate investment trust, SNH/LTA PROPERTIES GA LLC, a Maryland limited liability company, SNH/LTA PROPERTIES TRUST, a Maryland real estate investment trust, SPTIHS PROPERTIES TRUST, a Maryland real estate investment trust, and SPTMNR PROPERTIES TRUST, a Maryland real estate investment trust, (together with their successors and assigns, collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, the Secured Parties and Tenant are parties to certain Amended and Restated Lease Agreements, dated as of June 30, 2008, as the same have been amended to date (as so amended, the “Original Leases”); and

WHEREAS, in connection with the Original Leases, Tenant and Secured Parties are parties to certain Amended and Restated Security Agreements, dated as of June 30, 2008, as each has been confirmed from time to time (as so confirmed, the “Original Security Agreements”), pursuant to which Tenant granted to Secured Parties a first and perfected lien and security interest in certain collateral related to the properties demised under the Original Leases; and

WHEREAS, as of the date hereof, the Secured Parties and Tenant are amending and restating the Original Leases and certain other leases between affiliates of Secured Parties and affiliates of Tenant (“Other Leases”) as four separate leases, one of which shall be named the Amended and Restated Master Lease Agreement (Lease No. 2), (the “Amended Lease No. 2”); and

WHEREAS, pursuant to the Amended Lease No. 2, Tenant is required to grant to the Secured Parties a first and perfected lien and security interest in certain collateral related to the properties demised under the Amended Lease No. 2; and

WHEREAS, in connection with the foregoing, Tenant and the Secured Parties wish to amend and restate the Original Security Agreements and certain other security agreements executed and delivered in connection with the Other Leases into four separate security agreements, one of which shall act as security for the payment and performance of the Obligations (as hereinafter defined), all subject to and upon the terms and conditions herein set forth; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Tenant and the Secured Parties hereby agree that the Original Security Agreements are hereby amended and restated, effective as of the date hereof, to read as follows:

Section 1.  Definitions.  As used in this Agreement, the following terms shall have the meanings specified below.  Except as otherwise defined, terms defined in the Uniform Commercial Code and used herein without definition shall have the meanings given such terms in the Uniform Commercial Code.

“Affiliated Person” shall have the meaning given such term in the Amended Lease No. 2.

“Amended Lease No. 2” shall have the meaning given such term in the recitals to this Agreement.

“Business Day” shall have the meaning given such term in the Amended Lease No. 2.

“Collateral” shall mean all of Tenant’s right, title and interest in and under or arising out of all and any personal property, intangibles and fixtures of any type or description (other than Excluded Collateral), wherever located and now existing or hereafter arising, or which constitute or arise from the operation, maintenance or repair of the Leased Property or any portion thereof, together with any and all additions and accessions thereto and replacements, products, proceeds (including, without limitation, proceeds of insurance) and supporting obligations thereof, including, but not limited to, the following:

(a)                                  all goods, including, without limitation, all Equipment; and

(b)                                 all General Intangibles; and

(c)                                  all other personal property or fixtures of any nature whatsoever which relate to the operation, maintenance or repair of the Leased Property, or any portion thereof, and all property from time to time described in any financing statement signed by Tenant naming the Secured Parties as secured parties; and

(d)                                 all claims, rights, powers or privileges and remedies relating to the foregoing or arising in connection therewith, including, without limitation, all Licenses and Permits which Tenant legally may grant a security interest in, rights to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval; all liens, security, guaranties, endorsements, warranties and indemnities and all insurance, eminent domain and condemnation awards and claims therefor relating thereto or arising in connection therewith; all rights to property forming the subject matter of any of the foregoing, including, without limitation, rights to stoppage in transit and rights to returned or repossessed property; all writings relating to the foregoing or arising in connection therewith; and

(e)                                  all contract rights, general intangibles and other property rights of any nature whatsoever arising out of or in connection with any of the foregoing (other than Excluded Collateral), including, without limitation, payments due or to become due, whether as repayments, reimbursements, contractual obligations, indemnities, damages or otherwise.

“Equipment” shall mean all buildings, structures, improvements, fixtures and items of machinery, equipment and other tangible personal property which constitute, arise from or relate to the operation, maintenance or repair of the Leased

Property or any portion thereof, together with all repairs, replacements, improvements, substitutions, extensions or renewals thereof or additions thereto, all parts, additions and accessories incorporated therein or affixed thereto, and all “equipment” as such term is defined in the Uniform Commercial Code, and all cash and non-cash proceeds therefrom.

“Event of Default” shall have the meaning given such term in Section 6.

“Excluded Collateral” shall mean (a) all Accounts of Tenant, (b) all Deposit Accounts and Securities Accounts of Tenant, (c) all Chattel Paper of Tenant, (d) all General Intangibles relating to such Accounts or Chattel Paper, (e) all Support Obligations relating to any of the foregoing, (f) all Instruments or Investment Property evidencing or arising from any Accounts or Chattel Paper, (g) all documents, books, records or other information pertaining to any of the foregoing (including, without limitation, customer lists, credit files, computer programs, printouts, tapes, discs, punch cards, data processing software and other computer materials and records and related property and rights), (h) all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including without limitation, proceeds of insurance policies insuring any of the foregoing) and (i) any of the sublease agreements relating to the Leased Property under which Tenant is a party.

“Facilities” shall have the meaning given such term in the Amended Lease No. 2.

“General Intangibles” shall mean all present and future general intangibles and contract rights (other than Excluded Collateral) which constitute, arise from or relate to the operation, maintenance or repair of the Leased Property, or any portion thereof, including, but not limited to, all causes of action, corporate or business records, inventions, designs, patents, patent applications, trademarks, trademark registrations and applications therefor, goodwill, trade names, trade secrets, trade processes, copyrights, copyright registrations and applications therefor, franchises, customer lists, computer programs, claims under guaranties, tax refund claims, rights and claims against carriers and shippers, leases, claims under insurance policies, all rights to indemnification and all other intangible personal property of every kind and nature which constitutes, arises from or relates to the operation, maintenance or repair of the Leased Property, or any portion thereof.

“Instrument” shall have the meaning give such term in Article 9 of the Uniform Commercial Code.

“Leased Property” shall have the meaning given such term in the Amended Lease No. 2.

“Legal Requirements” shall have the meaning given such term in the Amended Lease No. 2.

“Licenses” shall mean all certificates of need (if any), licenses, permits, rights of use, covenants or rights otherwise benefiting or permitting the use and operation of each applicable Property or any part thereof pertaining to the operation, maintenance or repair of such Property or any portion thereof.

“Obligations” shall mean each and every obligation and liability of Tenant to the Secured Parties, whether existing as of the date hereof or hereafter arising, under the Original Leases or the Amended Lease No. 2 or any other document or agreement executed and delivered pursuant thereto, including, without limitation, the payment of the rent and the payment and performance of each and every other obligation of Tenant to the Secured Parties, whether existing as of the date hereof or hereafter arising, whether direct or indirect, absolute or contingent, due or to become due under the Original Leases or the Amended Lease No. 2.

“Original Leases” shall have the meaning given such term in the recitals to this Agreement.

“Original Security Agreements” shall have the meaning given such term in the recitals to this Agreement.

“Overdue Rate” shall have the meaning given to such term in the Amended Lease No. 2.

“Permits” shall mean all permits, approvals, consents, waivers, exemptions, variances, franchises, orders, authorizations, rights and licenses obtained or hereafter obtained from any federal, state or other governmental authority or agency relating to the operation, maintenance or repair, of each applicable Property, or any portion thereof.

“Person” shall have the meaning given such term in the Amended Lease No. 2.

“Property” shall have the meaning given such term in the Amended Lease No. 2.

“Rent” shall have the meaning given such term in the Amended Lease No. 2.

“Secured Parties” shall have the meaning given such term in the preamble to this Agreement.

“Tenant” shall have the meaning given such term in the preamble to this Agreement.

“Uniform Commercial Code” means Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts from time to time.

Section 2.  Security Interest.  As security for the prompt payment and performance of all the Obligations, Tenant hereby grants, pledges, transfers and assigns to the Secured Parties, their successors and assigns and all other holders from time to time of the Obligations, a continuing security interest under the Uniform Commercial Code from time to time in effect in the jurisdiction in which any of the Collateral is located in and a continuing lien upon all of Tenant’s right, title and interest in the Collateral, together with any and all additions thereto and replacements, products and proceeds thereof, whether now existing or hereafter arising or acquired and wherever located.

Section 3.  General Representations, Warranties and Covenants.  Tenant represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

(a)                                  Each of the warranties and representations of Tenant contained herein, in the Amended Lease No. 2 or in any other document executed in connection herewith or therewith are true and correct on the date hereof.

(b)                                 Except for the lien granted to the Secured Parties pursuant to this Agreement and any liens permitted under the Amended Lease No. 2, Tenant is, and as to the Collateral acquired from time to time after the date hereof Tenant will be, the owner of all the Collateral free from any lien, security interest, encumbrance or other right, title or interest of any Person, except for the security interest of the Secured Parties therein, and Tenant shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Parties.  The lien granted in this Agreement by Tenant to the Secured Parties in the Collateral is not prohibited by and does not constitute a default under any agreements or other instruments constituting a part of the Collateral, and no consent is required of any Person to effect such lien which has not been obtained.

(c)                                  Except as permitted under the Amended Lease No. 2, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of any kind in the Collateral, or intended so to be, which has not been terminated, and so long as this Agreement remains in effect or any of the Obligations or any obligations of any Affiliated Person of Tenant to the Secured Parties remain unpaid, Tenant will not execute and there will not be on file in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interest of the Secured Parties.

(d)                                 The chief executive office and the principal place of business of each of the Entities comprising Tenant are as set forth in Schedule 1 and none of such Entities will move its chief executive office or establish any other principal place of business except to such new location as such Entity may establish in accordance with this Section 3(d). The location of each Facility comprising a portion of the Leased Property is as set forth in Schedule 2.  The originals of all documents evidencing Collateral and the only original books of account and records of each of the Entities comprising Tenant relating thereto are, and will continue to be, kept at such chief executive office or the applicable Facility, as the case may be, or at such new location as such Entity may establish in accordance with this Section 3(d).  None of the Entities comprising Tenant shall move its chief executive office or establish any other principal place of business until (i) such Entity shall have given to the Secured Parties not less than ten (10) days’ prior written notice of its intention to do so, which notice shall clearly describe such new location and provide such other information in connection therewith as the Secured Parties may reasonably request, and (ii) with respect to such new location, such Entity shall have taken such action, satisfactory to the Secured Parties (including, without limitation, all action required by Section 5), to maintain the security interest of the Secured Parties in the Collateral.

(e)                                  All tangible personal property owned on the date hereof by Tenant to be used in connection with the operation or maintenance of the Leased Property, or any portion thereof, is located at each applicable Property or is in transit to such

Property from the vendor thereof.  Tenant agrees that (i) all such property held by Tenant on the date hereof, once at each applicable Property, shall remain at such Property and (ii) all such property subsequently acquired by Tenant shall immediately upon acquisition be transferred to and remain at the applicable Property.

(f)                                    The corporate name and organizational identification number of each of the Entities comprising Tenant are as set forth on the signature page hereto.  The name under which each of the Facilities is operated is set forth on Schedule 2.  Tenant shall not (i) change such name without providing the Secured Parties with thirty (30) days’ prior written notice and making all filings and taking all such other actions as the Secured Parties determines are necessary or appropriate to continue or perfect the security interest granted hereunder, (ii) change its corporate organizational number, nor (iii) conduct its business in any other name or take title to any Collateral in any other name while this Agreement remains in effect.  Except as otherwise set forth on Schedule 1, Tenant has not ever had any other name nor conducted business in any other name in any jurisdiction.  The organizational structure of Tenant is as set forth in the preamble to this Agreement.  Subject to the terms and conditions of the Amended Lease No. 2, Tenant shall not change its organizational structure or jurisdiction of organization without giving at least thirty (30) days’ prior written notice thereof to the Secured Parties.

(g)                                 The Secured Parties are authorized (but are under no obligation) to make, upon ten (10) Business Days’ notice to Tenant (except in the case of exigent circumstances, in which circumstances upon such notice, if any, as may then be reasonably practical), any payments which in the Secured Parties’ opinion are necessary to:

(i)                                     discharge any liens which have or may take priority over the lien hereof; and

(ii)                                  pay all premiums payable on the insurance policies referred to in the Amended Lease No. 2 or any other document or agreement executed in connection therewith or herewith, upon the failure of Tenant to make such payments within the time permitted therein.

Tenant shall have no claim against the Secured Parties by reason of its decision not to make any payments or perform such obligations permitted under this Section 3(g).  Tenant shall repay to the Secured Parties any sums paid by the Secured Parties upon demand.  Any sums paid and expenses incurred by the Secured Parties pursuant to this paragraph shall bear interest at the Overdue Rate.

(h)                                 If any of the Collateral at any time becomes evidenced by an Instrument, Tenant shall promptly deliver such Instrument to the Secured Parties, appropriately endorsed to the order of the Secured Parties, to be held pursuant to this Agreement.

(i)                                     Tenant shall not sell, transfer, change the registration, if any, of, dispose of, attempt to dispose of, or substantially modify or abandon the Collateral or any material part thereof, other than as permitted under the Amended Lease No. 2, without the prior written consent of the Secured Parties.  Except as permitted under the Amended Lease No. 2, Tenant shall not create, incur, assume or suffer to exist any lien upon any of the Collateral without the prior written consent of the Secured Parties.

(j)                                     Tenant shall not assert against the Secured Parties any claim or defense which Tenant may have against any seller of the Collateral or any part thereof or against any Person with respect to the Collateral or any part thereof.

(k)                                  Tenant shall, upon demand, pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Parties hereunder and under such other agreements or (iv) the failure by Tenant to perform or observe any of the provisions hereof.

(l)                                     Tenant shall indemnify and hold harmless the Secured Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Secured Parties in any way relating to or arising out of this Agreement or arising out of Tenant’s obligations under any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or of any such other documents.

Section 4.  Special Provisions Concerning Equipment.  Tenant shall not impair the rights of the Secured Parties in the Equipment.  Regardless of the manner of the affixation of any Equipment to real property, the Equipment so attached shall at all times constitute and remain personal property.  Tenant retains all liability and responsibility in connection with the Equipment and the liability of Tenant to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Equipment may be lost, destroyed, stolen or damaged or for any reason whatsoever have become unavailable to Tenant.  Upon the request of the Secured Parties, Tenant shall provide to the Secured Parties a current list of Equipment.

Section 5.  Financing Statements; Documentary Stamp Taxes.

(a)                                  Tenant shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Secured Parties from time to time such lists, descriptions and designations of inventory, warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Secured Parties reasonably deem appropriate or advisable to perfect, preserve or protect their security interest in the Collateral.  Tenant authorizes the Secured Parties to file any such financing statements without the signature of Tenant and Tenant will pay all applicable filing fees and related expenses.  To the extent permitted by law, a carbon, photographic or other reproduction of this Agreement or a financing statement shall be sufficient as a financing statement.

(b)                                 Tenant shall procure, pay for, affix to any and all documents and cancel any documentary tax stamps required by and in accordance with, applicable law, and Tenant shall indemnify and hold harmless the Secured Parties from and against any liability (including interest and penalties) in respect of such documentary stamp taxes.

Section 6.  Event of Default.  For purposes of this Agreement, the term “Event of Default” shall mean (a) the occurrence of an Event of Default under the Amended Lease No. 2 or any document or agreement executed in connection therewith;

(b) the failure of Tenant to comply with any of its covenants or obligations under this Agreement and the continuance thereof for a period of ten (10) Business Days after written notice thereof; (c) any representation or warranty contained herein or made by Tenant in connection herewith shall prove to have been false or misleading in any material respect when made; or (d) the occurrence of any default or event of default under any document, instrument or agreement evidencing the Obligations.

Section 7.  Remedies.

(a)                                  Upon the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies now or hereafter granted under applicable law, under the Amended Lease No. 2 or under any other documents or agreements entered into in connection herewith or therewith, and not by way of limitation of any such rights and remedies, the Secured Parties shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction, and the right, without notice to, or assent by, Tenant, in the name of Tenant or, subject to any limitations imposed by applicable Legal Requirements, in the name of the Secured Parties or otherwise:

(i)                                               with respect to the General Intangibles to ask for, demand, collect, receive, compound and give acquittance therefor or any part thereof, to extend the time of payment of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any thereof, to exercise and enforce any rights and remedies in respect thereof, and to file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by the Secured Parties necessary or advisable for the purpose of collecting or enforcing payment and performance thereof;

(ii)                                            to take possession of any or all of the Collateral and to use, hold, store, operate, merge and/or control the same and to exclude Tenant and all Persons claiming under it wholly or partly therefrom, and, for that purpose, to enter, with the aid and assistance of any Person or Persons and with or without legal process, any premises where the Collateral, or any part thereof, are, or may be, placed or assembled, and to remove any such Collateral;

(iii)                                         from time to time, at the expense of Tenant, to make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Secured Parties may reasonably deem proper; to carry on the business and to exercise all rights and powers of Tenant in respect to the Collateral, as the Secured Parties shall deem best, including the right to enter into any and all such agreements with respect to the leasing, management and/or operation of the Collateral or any part thereof as the Secured Parties may see fit; to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof which rents, issues, profits, fees, revenues and other income may be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Parties may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Secured Parties may be required or authorized to make under any provision of this Agreement (including, without limitation, reasonable legal costs and attorneys’ fees);

(iv)                                        to execute any instrument and do all other things necessary and proper to protect and preserve and realize upon the Collateral and the other rights contemplated hereby;

(v)                                           upon notice to such effect, to require Tenant to deliver, at Tenant’s expense, any or all Collateral which is reasonably movable to the Secured Parties at a place designated by the Secured Parties, and after delivery thereof Tenant shall have no further claim to or interest in the Collateral; and

(vi)                                        without obligation to resort to other security, at any time and from time to time, to sell, re-sell, assign and deliver all or any of the Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and at such price or prices and on such terms as the Secured Parties may determine, with the amounts realized from any such sale to be applied to the Secured Obligations in the manner determined by the Secured Parties.

Tenant hereby agrees that all of the foregoing may be effected without demand, advertisement or notice (except as hereinafter provided or as may be required by law), all of which (except as hereinafter provided) are hereby expressly waived, to the maximum extent permitted by law.  The Secured Parties shall not be obligated to do any of the acts hereinabove authorized and in the event that the Secured Parties elect to do any such act, the Secured Parties shall not be responsible to Tenant.

(b)           Upon the occurrence and during the continuance of an Event of Default, the Secured Parties may take legal proceedings for the appointment of a receiver or receivers (to which the Secured Parties shall be entitled as a matter of right) to take possession of the Collateral pending the sale thereof pursuant either to the powers of sale granted by this Agreement or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement.  If, after the exercise of any or all of such rights and remedies, any of the Obligations shall remain unpaid or unsatisfied, Tenant shall remain liable for any deficiency or performance thereof, as applicable.

(c)           Upon any sale of any of the Collateral, whether made under the power of sale hereby given or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement:

(i)                                               the Secured Parties may bid for and purchase the property being sold and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability, and may, in paying the purchase money therefor, deliver any instruments evidencing the Obligations or agree to the satisfaction of all or a portion of the Obligations in lieu of cash in payment of the amount which shall be payable thereon, and such instruments, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Secured Parties after being appropriately stamped to show partial payment;

(ii)                                            the Secured Parties may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)                                         all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of Tenant of, in and to the property so sold shall be divested; such sale shall be a perpetual bar both at law and in equity against Tenant, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under Tenant, its successors or assigns;

(iv)                                        the receipt of the Secured Parties or of the officers thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Secured Parties or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

(v)                                           to the extent that it may lawfully do so, Tenant agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take advantage of, any appraisement, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Collateral or any part thereof shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any other document, the Amended Lease No. 2 or any other document or agreement entered into in connection herewith or therewith, and Tenant hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power granted or delegated to the Secured Parties in this Agreement, but will suffer and permit the execution of every such power as though no such laws were in force.

In the event of any sale of Collateral pursuant to this Section 7, the Secured Parties shall, at least ten (10) days before such sale, give Tenant written notice of its intention to sell, except that, if the Secured Parties shall determine in their reasonable discretion that any of the Collateral threatens to decline in value, any such sale may be made upon three (3) days’ written notice to Tenant, which time periods Tenant hereby agrees are reasonable.

(d)  The Secured Parties are hereby irrevocably appointed the true and lawful attorney-in-fact of Tenant in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property sold pursuant to this Section 7 and for such other purposes as are necessary or desirable to effectuate the provisions of this Agreement, and for that purpose it may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power, Tenant hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof.  If so requested by the Secured Parties or by any purchaser, Tenant shall ratify and confirm any such sale or transfer by executing and delivering to the Secured Parties or to such purchaser all property, deeds, bills of sale, instruments or assignment and transfer and releases as may be designated in any such request.

Section 8.  Application of Moneys.  All moneys which the Secured Parties shall receive pursuant hereto shall first be applied (to the extent thereof) to the payment of all reasonable costs and expenses incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Agreement or the Amended Lease No. 2 (including, without limitation, the reasonable fees and disbursements of its counsel and agents), and the balance, if any, shall be applied first to accrued and unpaid interest, charges and fees on, and then to outstanding principal of, any Obligations or any other obligations of Tenant (or its affiliates) to the Secured Parties, and then to any other amounts outstanding on any such Obligations and then as required by law to any other parties having an interest therein.

Section 9.  Waivers, Etc.  Tenant, on its own behalf and on behalf of its successors and assigns, hereby waives presentment, demand, notice, protest and, except as is otherwise specifically provided herein, all other demands and notices in connection with this Agreement or the enforcement of the rights of the Secured Parties hereunder or in connection with any Obligations or any Collateral; waives all rights to require a marshaling of assets by the Secured Parties; consents to and waives notice of (i) the substitution, release or surrender of any Collateral, (ii) the addition or release of Persons primarily or secondarily liable on any Obligation or on any Collateral, (iii) the acceptance of partial payments on any Collateral and/or the settlement or compromise thereof, (iv) any requirement of diligence or promptness on the part of the Secured Parties in the enforcement of any rights in respect of any Collateral or any other agreement or instrument directly or indirectly relating thereto, and (v) any enforcement of any present or future agreement or instrument relating directly or indirectly to the Collateral.  No delay or omission on the part of the Secured Parties or any holder of Obligations in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder.  No waiver of any such right on any one occasion shall be construed as a bar to or waiver of any such right on any future occasion.  No course of dealing between Tenant and the Secured Parties or any holder of Obligations, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties or any holder of Obligations, any right, power or privilege hereunder or under any of the Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

Tenant further waives any right it may have under the constitution of any state or commonwealth in which any of the Collateral may be located, or under the Constitution of the United States of America, to notice (except for notice specifically required hereby) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Secured Parties, and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.  TENANT’S WAIVERS UNDER THIS SECTION 9 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER TENANT HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEYS AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

The Secured Parties shall not be required to marshal any present or future security for (including without limitation this Agreement and the Collateral pledged hereunder), or guaranties of, the Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of the rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising.  To the maximum extent permitted by applicable law, Tenant hereby agrees that it will not invoke any law relating to the marshalling of collateral, which might cause delay in or impede the enforcement of the Secured Parties’ rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and, to the maximum extent permitted by applicable law, Tenant hereby irrevocably waives the benefits of all such laws.

Section 10.  Further Assurances as to Collateral; Attorney-in-Fact.  From time to time hereafter, Tenant will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents (including, without limitation, financing statements, renewal statements, mortgages, collateral assignments and other security documents), and will take all such actions as the Secured Parties may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement or of more fully perfecting or renewing the Secured Parties’ rights with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Tenant which may be deemed to be a part of the Collateral) pursuant hereto and thereto.  The Secured Parties are hereby appointed the attorney-in-fact, with full power of substitution, of Tenant for the purpose of carrying out the provisions of this Agreement and taking any action, including, without limitation, executing, delivering and filing applications, certificates, instruments and other documents and papers with governmental authorities, and executing any instruments, including without limitation financing or continuation statements, deeds to secure debt, mortgages, assignments, conveyances, assignments and transfers which are required to be taken or executed by Tenant under this Agreement, on its behalf and in its name which appointment is coupled with an interest, is irrevocable and durable and shall survive the subsequent dissolution, disability or incapacity of Tenant.

Section 11.  Disputes.  Any disputes, claims or controversies between or among the parties hereto arising out of or relating to this Guaranty or the transactions contemplated hereby, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Guaranty (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes, shall on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as modified herein.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

There shall be three arbitrators.  If there are (a) only two parties to the Dispute, each party shall select one arbitrator within fifteen days after receipt by respondent of a copy of the demand for arbitration and (b) more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator.  The two party-nominated arbitrators shall jointly nominate the third and presiding arbitrator within fifteen days of the nomination of the second arbitrator.  If any arbitrator has not been nominated within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.  For the avoidance of doubt, the arbitrators appointed by the parties to such Dispute may be affiliates or interested persons of such parties but the third arbitrator elected by the party arbitrators or by the AAA shall be unaffiliated with either party.

The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of the Commonwealth of Massachusetts.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

Except to the extent expressly provided by this Guaranty or as otherwise agreed between the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action by a holder of any party, award any portion of such party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

The Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  The party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

Section 12.  Appointment of Agent for Secured Parties.  Each of the Secured Parties hereby appoints SNH CHS Properties Trust as its agent for the following purposes under this Agreement (including, without limitation, the full power and authority to act on the Secured Parties’ behalf for such purposes): (i) to give or receive notices, demands, claims and other communications on behalf of the Secured Parties under this Agreement and (ii) to receive and hold any and all Collateral which is to be delivered from time to time by Tenant to the Secured Parties in accordance with the terms and conditions of this Agreement.

Section 13.  Miscellaneous.

(a)           Tenant agrees that its obligations and the rights of the Secured Parties hereunder and in respect of the Obligations may be enforced by specific performance hereof and thereof and by temporary, preliminary and/or final injunctive relief relating hereto and thereto, without necessity for proof by the Secured Parties or any holder of the Obligations that it would otherwise suffer irreparable harm, and Tenant hereby consents to the issuance of such specific and injunctive relief.

(b)           Any notice or demand upon Tenant or the Secured Parties shall be deemed to have been sufficiently given when given in accordance with the provisions of the Amended Lease No. 2.

(c)           None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Tenant and the Secured Parties.  No notice to or demand on Tenant in any case shall entitle Tenant to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Secured Parties to any other or further action in any circumstances without notice or demand.

(d)           The obligations of Tenant hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Tenant; (ii) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, the Amended Lease No. 2 or any document or agreement executed in connection herewith or therewith, the Obligations or any security for any of the Obligations; or (iii) any amendment to or modification of any of the Amended Lease No. 2 or any document or agreement executed in connection herewith or therewith, the Obligations or any security for any of the Obligations; whether or not Tenant shall have notice or knowledge of any of the foregoing.  The rights and remedies of the Secured Parties herein provided for are cumulative and not exclusive of any rights or remedies which the Secured Parties would otherwise have, including, without limitation, under the Amended Lease No. 2 or any document or agreement executed in connection herewith or therewith.  This Agreement is intended as a supplement for and is not intended to supersede in any respect the Amended Lease No. 2 or any document or agreement executed in connection herewith or therewith.  Each Entity comprising Tenant hereunder shall be jointly and severally liable for the payment and performance of each and every obligation and liability of Tenant hereunder.

(e)           This Agreement shall be binding upon Tenant and its successors and assigns and shall inure to the benefit of the Secured Parties, and its respective successors and assigns.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

(f)            The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(g)           Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h)           This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principle place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the Commonwealth of Massachusetts; or (vii) any combination of the foregoing.  Notwithstanding the foregoing, to the extent that matters of title, or creation, perfection and priority of the security interests created hereby, or procedural issues of foreclosures are required to be governed by the laws of the state in which the Collateral, or relevant part thereof, is located, the laws of such State shall apply.

Section 14.  NONLIABILITY OF TRUSTEES.  THE DECLARATIONS OF TRUST ESTABLISHING CERTAIN ENTITIES COMPRISING THE SECURED PARTIES, COPIES OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (COLLECTIVELY, THE “DECLARATIONS”), ARE DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDE THAT THE NAMES OF SUCH ENTITIES REFER TO THE TRUSTEES UNDER SUCH DECLARATIONS COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH ENTITIES SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITIES.  ALL PERSONS DEALING WITH SUCH ENTITIES, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITIES FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Section 15.  Original Security Agreements.  The Secured Parties and Tenant acknowledge and agree that this Agreement amends and restates the Original Security Agreements in their entirety with respect to the Collateral and that this Agreement shall govern the rights and obligations of the Secured Parties and Tenant with respect to the Collateral from and after the date of this Agreement.  Notwithstanding the foregoing, the Original Security Agreements shall continue to govern the rights and obligations of the Secured Parties and Tenant with respect to the Collateral prior to the date of this Agreement; provided, however, that the parties acknowledge and agree that the Original Security Agreements are hereby terminated with respect to any collateral relating to the properties listed on Schedule 3 attached hereto and made a part hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

TENANT:

FIVE STAR QUALITY CARE TRUST,
FS COMMONWEALTH LLC,
FS PATRIOT LLC, and
FS TENANT HOLDING COMPANY TRUST

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President of each of the foregoing entities

FIVE STAR QUALITY CARE TRUST
Corporate Organizational Number:

B06518864

FS COMMONWEALTH LLC
Corporate Organizational Number:

W11107786

FS PATRIOT LLC
Corporate Organizational Number:

W11107893

FS TENANT HOLDING COMPANY TRUST
Corporate Organizational Number:

B06518245

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITY AGREEMENT (LEASE NO. 2)]

SECURED PARTIES:

CCC FINANCING I TRUST,
CCC OF KENTUCKY TRUST,
CCC PUEBLO NORTE TRUST,
CCC INVESTMENTS I, L.L.C.,
CCDE SENIOR LIVING LLC,
CCOP SENIOR LIVING LLC,
HRES1 PROPERTIES TRUST,
O.F.C. CORPORATION,
SNH CHS PROPERTIES TRUST,
SNH SOMERFORD PROPERTIES TRUST,
SNH/LTA PROPERTIES GA LLC,
SNH/LTA PROPERTIES TRUST,
SPTIHS PROPERTIES TRUST, and
SPTMNR PROPERTIES TRUST

By:	/s/ David J. Hegarty
David J. Hegarty
President of each of the foregoing entities

CCC FINANCING LIMITED, L.P.

By: CCC RETIREMENT TRUST,
its General Partner

By:	/s/ David J. Hegarty
David J. Hegarty
President

CCC RETIREMENT COMMUNITIES II, L.P.

By: CRESTLINE VENTURES LLC,
its General Partner

By:	/s/ David J. Hegarty
David J. Hegarty
President

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITY AGREEMENT (LEASE NO. 2)]

LEISURE PARK VENTURE LIMITED PARTNERSHIP

By:	CCC LEISURE PARK CORPORATION,
its General Partner

	By:	/s/ David J. Hegarty
David J. Hegarty
President

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITY AGREEMENT (LEASE NO. 2)]

SCHEDULE 1

CHIEF EXECUTIVE OFFICE:

400 Centre Street

Newton, Massachusetts  02458

PRINCIPAL PLACE OF BUSINESS:

400 Centre Street

Newton, Massachusetts  02458

SCHEDULE 2

THE FACILITIES

ALABAMA:

ASHTON GABLES IN RIVERCHASE

2184 Parkway Lake Drive

Birmingham, Alabama  35244

LAKEVIEW ESTATES

2634 Valleydale Road

Birmingham, Alabama  35244

ARIZONA:

THE FORUM AT PUEBLO NORTE

7090 East Mescal Street

Scottsdale, Arizona  85254

CALIFORNIA:

LA SALETTE HEALTH AND REHABILITATION CENTER

537 East Fulton Street

Stockton, California  95204

THOUSAND OAKS HEALTHCARE CENTER

93 W. Avenida de Los Arboles

Thousand Oaks, California  91360

COLORADO:

SKYLINE RIDGE NURSING & REHABLITATION CENTER

515 Fairview Avenue

Canon City, Colorado  81212

SPRINGS VILLAGE CARE CENTER

110 West Van Buren Street

Colorado Springs, Colorado  80907

WILLOW TREE CARE CENTER

2050 South Main Street

Delta, Colorado  81416

CEDARS HEALTHCARE CENTER

1599 Ingalls Street

Lakewood, Colorado  80214

DELAWARE:

MILLCROFT

255 Possum Park Road

Newark, Delaware  19711

FORWOOD MANOR

1912 Marsh Road

Wilmington, Delaware  19810

FOULK MANOR SOUTH

407 Foulk Road

Wilmington, Delaware  19803

SHIPLEY MANOR

2723 Shipley Road

Wilmington, Delaware  19810

FLORIDA:

FORUM AT DEER CREEK

3001 Deer Creek Country Club Boulevard

Deerfield Beach, Florida  33442

SPRINGWOOD COURT

12780 Kenwood Lane

Fort Myers, Florida  33907

FOUNTAINVIEW

111 Executive Center Drive

West Palm Beach, Florida  33401

GEORGIA:

MORNINGSIDE OF ATHENS

1291 Cedar Shoals Drive

Athens, Georgia  30605

SENIOR LIVING OF MARSH VIEW

7410 Skidway Road

Savannah, Georgia  31406

INDIANA:

MEADOWOOD RETIREMENT COMMUNITY

2455 Tamarack Trail

Bloomington, Indiana  47408

IOWA:

PACIFIC PLACE

20937 Kane Avenue

Pacific Junction, Iowa  51561

WEST BRIDGE CARE & REHABILITATION

1015 West Summit Street

Winterset, Iowa  50273

KANSAS:

WOODHAVEN CARE CENTER

510 W. 7th Street

Ellinwood, Kansas  67526

KENTUCKY:

LAFAYETTE AT COUNTRY PLACE

690 Mason Headley Road

Lexington, Kentucky  40504

LEXINGTON AT COUNTRY PLACE

700 Mason Headley Road

Lexington, Kentucky  40504

MARYLAND:

HEARTFIELDS AT BOWIE

7600 Laurel Bowie Road

Bowie, Maryland  20715

HEARTFIELDS AT FREDERICK

1820 Latham Drive

Frederick, Maryland  21701

MASSACHUSETTS:

BRAINTREE REHABILITATION HOSPITAL

250 Pond Street

Braintree, Massachusetts  02184

NEW ENGLAND REHABILITATION HOSPITAL

2 Rehabilitation Way

Woburn, Massachusetts  01801

MISSOURI:

NORTHVIEW MANOR

300 Cedar Street

Tarkio, Missouri  64491

NEBRASKA:

AINSWORTH CARE CENTER

143 North Fullerton Street

Ainsworth, Nebraska  69210

MORYS HAVEN

1112 15th Street

Columbus, Nebraska  68601

EXETER CARE CENTER

425 South Empire Avenue

Exeter, Nebraska  68351

WEDGEWOOD CARE CENTER

800 Stoeger Drive

Grand Island, Nebraska  68803

LOGAN VALLEY MANOR

1035 Diamond Street

Lyons, Nebraska  68038

CRESTVIEW HEALTH CARE CENTER

1100 West First Street

Milford, Nebraska  68405

UTICA COMMUNITY CARE CENTER

1350 Centennial Avenue

Utica, Nebraska  68456

NEW JERSEY:

LEISURE PARK

1400 Route 70

Lakewood, New Jersey  08701

PENNSYLVANIA:

FRANCISCAN MANOR

71 Darlington Road

Patterson Township, Beaver Falls, Pennsylvania  15010

MOUNT VERNON OF ELIZABETH

145 Broadlawn Drive

Elizabeth, Pennsylvania  15037

OVERLOOK GREEN

5250 Meadowgreen Drive

Whitehall, Pennsylvania  15236

SOUTH CAROLINA:

MORNINGSIDE OF ANDERSON

1304 McLees Road

Anderson, South Carolina  29621

MYRTLE BEACH MANOR

9547 Highway 17 North

Myrtle Beach, South Carolina  29572

TEXAS:

HERITAGE PLACE AT BOERNE

120 Crosspoint Drive

Boerne, Texas  78006

FORUM AT PARK LANE

7831 Park Lane

Dallas, Texas  75225

HERITAGE PLACE AT FREDERICKSBURG

96 Frederick Road

Fredericksburg, Texas  78624

WISCONSIN:

GREENTREE HEALTH & REHABILITATION CENTER

70 Greentree Road

Clintonville, Wisconsin  54929

PINE MANOR HEALTH CARE CENTER

Village of Embarrass

1625 East Main Street

Clintonville, Wisconsin  54929

MANORPOINTE-OAK CREEK INDEPENDENT SENIOR APARTMENTS AND
MEADOWMERE/MITCHELL MANOR-OAK CREEK ASSISTED LIVING

700 East Stonegate Drive and 701 East Peutz Road

Oak Creek, Wisconsin  53154

RIVER HILLS WEST HEALTHCARE CENTER

321 Riverside Drive

Pewaukee, Wisconsin  53072

THE VIRGINIA HEALTH & REHABILITATION CENTER

1451 Cleveland Avenue

Waukesha, Wisconsin  53186

SCHEDULE 3

THE FACILITIES

ARIZONA:

FORUM AT DESERT HARBOR
                                13840 North Desert Harbor Drive
                                Peoria, AZ  85381

FORUM AT TUCSON
                                2500 North Rosemont Blvd.
                                Tucson, AZ  85712

CALIFORNIA:

THE REMINGTON CLUB I and II
                                16925 Hierba Drive and 16916 Hierba Drive
                                San Diego, CA  92128

RIO LAS PALMAS
                                877 East March Lane
                                Stockton, CA  95207

DELAWARE:

FOULK MANOR NORTH
                                1212 Foulk Road
                                Wilmington, DE  19803

FLORIDA:

PARK SUMMIT AT CORAL SPRINGS
                                8500 Royal Palm Blvd.
                                Coral Springs, FL  33065

CORAL OAKS
                                900 West Lake Road
                                Palm Harbor, FL  34684

GEORGIA:

SAVANNAH SQUARE
                                One Savannah Square Drive
                                Savannah, GA  31406

INDIANA:

FORUM AT THE CROSSING
                                8505 Woodfield Crossing Blvd.
                                Indianapolis, IN  46240

KANSAS:

FORUM AT OVERLAND PARK
                                3501 West 95th Street
                                Overland Park, KS  66206

KENTUCKY:

FORUM AT BROOKSIDE
                                200 Brookside Drive
                                Louisville, KY  40243

MARYLAND:

HEARTFIELDS AT EASTON
                                700 Port Street
                                Easton, MD  21601

HEARTLANDS AT ELLICOTT CITY
                                3004 North Ridge Road
                                Ellicott City, MD  21043

HEARTLANDS AT SEVERNA PARK
                                715 Benfield Road
                                Severna Park, MD  21146

ASPENWOOD
                                14400 Homecrest Road
                                Silver Springs, MD  20906

MASSACHUSETTS:

GABLES AT WINCHESTER
                                299 Cambridge Street
                                Winchester, MA  01890

NEW MEXICO:

MONTEBELLO
                                10500 Academy Road
                                Albuquerque, NM  87111

NORTH CAROLINA:

HEARTFIELDS AT CARY
                                1050 Crescent Green Drive
                                Cary, NC  27511

OHIO:

FORUM AT KNIGHTSBRIDGE
                                4590 and 4625 Knightsbridge Blvd.
                                Columbus, OH  43214

TEXAS:

FORUM AT MEMORIAL WOODS
                                777 North Post Oak Road
                                Houston, TX  77024

FORUM AT LINCOLN HEIGHTS
                                311 West Nottingham Road
                                San Antonio, TX  78209

FORUM AT WOODLANDS
                                5055 W Panther Creek Drive
                                The Woodlands, TX  77381

VIRGINIA:

MORNINGSIDE OF CHARLOTTESVILLE
                                491 Crestwood Drive
                                Charlottesville, VA  22903

HEARTFIELDS AT FREDERICKSBURG
                                20 HeartFields Lane
                                Fredericksburg, VA  22405

MORNINGSIDE OF BELLGRADE
                                2800 Polo Parkway
                                Midlothian, VA  23113

MORNINGSIDE OF NEWPORT NEWS
                                655 Denbigh Boulevard
                                Newport News, VA  23608

WISCONSIN:

MEADOWMERE - NORTHSHORE ASSISTED LIVING
                                10803 North Port Washington Road
                                Mequon, WI  53092